                                                          EXHIBIT 5


                                      [LETTERHEAD]

VIA EDGAR


October 14, 1997


CenterPoint Properties Trust
401 North Michigan Avenue
Suite 3000
Chicago, Illinois  60611

Ladies and Gentlemen:

We have acted as counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-4 of the Trust filed with the Securities and Exchange Commission (the "Commission") on October 14, 1997 (the "Registration Statement"), relating to the registration of 20,000 common shares of beneficial interest in the Trust, $.001 par value per share (the "Common Shares"), offered in the same offering as common shares previously registered on Registration Statement No. 333-33515 (the "Initial Registration Statement") and incorporating by reference the information contained in the Initial Registration Statement.

In this regard, we have examined:

a. the declaration of trust, by-laws and organizational documents of the Trust;

b.   certain resolutions adopted by the Trust's Board of Trustees;

c.   the Registration Statement and the Initial Registration Statement; and

d. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Trust and by governmental authorities.

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CenterPoint Properties Trust
October 14, 1997
Page -2-

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Common Shares being registered pursuant to the Registration Statement, if and when issued under the circumstances contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois and the general laws of the United States of America. Insofar as our opinion relates to matters of Maryland law, we have relied on the opinion dated the date hereof of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, a copy of which is attached hereto.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

Very truly yours,


/s/ Ungaretti & Harris
----------------------
Ungaretti & Harris

                                 [LETTERHEAD]

                               October 13, 1997

Ungaretti & Harris
3500 Three First National Plaza
Chicago, Illinois 60602-4282

                          Re: CenterPoint Properties Trust
                              Form S-4

Ladies and Gentlemen:

    We have acted as special Maryland counsel to your firm in connection with your opinion as counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with the preparation of a Registration Statement on Form S-4 of the Trust filed with the Securities and Exchange Commission (the "Commission") on October 13, 1997 (the "Registration Statement"), relating to the registration of 20,000 common shares of beneficial interest in the Trust, $.001 par value per share (the "Common Shares"), offered in the same offering as common shares previously registered on Registration Statement No. 333-33515 (the "Initial Registration Statement") and incorporating by reference the information contained in the Initial Registration Statement.

    In this connection, we have examined:

                   a. the Declaration of Trust of the Trust;
                   b. the by-laws of the Trust;
                   c. certain resolutions adopted by the Trust's Board of
                      Trustees; and
                   d. the Registration Statement and the Initial Registration
                      Statement.

     We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Ungaretti & Harris
October 13, 1997
Page 2

     Based upon the foregoing, we are of the opinion that the Common Shares being registered pursuant to the Registration Statement, if and when issued under the circumstances contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of Maryland and we express no opinion regarding the laws of any other jurisdiction.

                                          Very truly yours,


                                          GORDON, FEINBLATT, ROTHMAN
                                            HOFFBERGER & HOLLANDER, LLC


                                          By: /s/ Edward E. Obstler
                                              --------------------------
                                              Edward E. Obstler, Member